                                                                    Exhibit 99.2


UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements combine the historical balance sheets and statements of operations of VITEX and Pentose giving effect to the merger using the purchase method of accounting for a business combination and also reflects the transfer by Pentose of its Papirine technology by Pentose to Pentose Development Corporation in June 1999. Pentose Development Corporation is not a party to the merger agreement between VITEX and Pentose.

     This information was derived from the audited financial statements of VITEX for the year ended January 2, 1999 and the unaudited financial statements as of and for the three quarters ended October 2, 1999 and from the audited financial statements of Pentose for the year ended December 31, 1998 and the unaudited financial statements as of and for the nine months ended September 30, 1999.
The information is only a summary and you should read it in conjunction with our historical financial statements and related notes contained in the annual reports and other information that we have filed with the SEC.

     The unaudited pro forma condensed combined statements of operations for the fiscal year ended January 2, 1999 and the three quarters ended October 2, 1999 assume the merger was effected on January 1, 1998. The unaudited pro forma condensed combined balance sheet gives effect to the merger as if it had occurred on October 2, 1999.

     The estimated charge of $32.2 million resulting from purchased in-process research and development costs has been reflected as a reduction of stockholders' equity in the pro forma condensed combined balance sheet as of October 2, 1999. This same charge has been excluded from the pro forma condensed combined statement of operations for the year ended January 2, 1999 since the charge is non-recurring and directly related to the acquisition.

     The unaudited pro forma condensed combined financial information is for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on the pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.

Pro Forma Condensed Combined Balance Sheet

As of October 2, 1999
(Unaudited)
(In thousands)

                                                                   Historical     Historical      Pro Forma        Pro Forma
                                                                      VITEX        Pentose       Adjustments       Combined
                                                                      -----        -------       -----------       --------
ASSETS
Current assets:
       Cash and cash equivalents                                     $ 22,172         921                           23,093
       Trade receivables                                                8,981           -                            8,981
       Other receivables, net                                             715          30                              745
       Due from related parties, net                                       49         275                              324
       Inventory                                                        2,570           -                            2,570
       Prepaid expenses and other                                       1,005          78          (815) (A)           268
                                                                -----------------------------------------------------------
                         Total current assets                          35,492       1,304          (815)            35,981
                                                                -----------------------------------------------------------

Property, plant and equipment, net                                     35,117         650           (57) (B)        35,710
Intangible assets                                                           -           -         4,151  (B)         4,151
Other assets, net                                                       1,274         106                            1,380
                                                                ===========================================================
                         Total assets                                $ 71,883     $ 2,060      $  3,279           $ 77,222
                                                                ===========================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Current portion of long-term debt                              $ 2,687           -                         $  2,687
       Current portion of capital lease obiligations                    1,272         176                            1,448
       Accounts payable and accrued expenses                            9,557         803           570  (A)        10,930
                                                                -----------------------------------------------------------
                         Total current liabilities                     13,516         979           570             15,065
                                                                -----------------------------------------------------------

Long-term debt, net of current portion                                  5,855           -                            5,855
Capital lease obligation, net of current portion                        2,390         421                            2,811
                                                                -----------------------------------------------------------
                         Total liabilities                             21,761       1,400           570             23,731
                                                                -----------------------------------------------------------
Redeemable convertible preferred stock                                      -      11,500       (11,500) (C)             -

Stockholders' equity:
       Preferred stock                                                      -           -                                -
       Common stock                                                       125           4            60  (C)           189
       Additional paid-in capital                                      86,940           -        35,532  (C)       122,472
       Less: treasury stock                                                 -          (1)            1  (C)             -
       Accumulated deficit                                            (36,943)    (10,843)       10,843  (C)       (69,170)
                                                                                                (32,227) (D)
                                                                -----------------------------------------------------------
               Total stockholders' equity                              50,122     (10,840)       14,209             53,491
                                                                -----------------------------------------------------------

               Total liabilities and stockholders' equity            $ 71,883     $ 2,060      $  3,279           $ 77,222
                                                                ===========================================================

See accompanying notes to pro forma condensed combined financial statements.

Pro Forma Condensed Combined Statement of Operations

For the three quarters ended October 2, 1999
(Unaudited)
(In thousands, except per share and share amounts)


                                                                  Historical      Historical       Pro Forma          Pro Forma
                                                                    VITEX           Pentose       Adjustments         Combined
                                                                    -----           -------       -----------         --------
Revenue                                                           $ 30,996         $    400            (250) (E)      $31,146

Cost and expenses:
      Cost of sales                                                 17,683                -                            17,683
      Research and development, net                                  5,024            3,407            (250) (E)        7,580
                                                                                                       (601) (F)
      Amortization of intangibles                                        -                -             261  (G)          261
      Selling, general and administrative                            7,322            1,200                             8,522
      Charge related to R&D restructuring                            2,338                -                             2,338
      Charge related to product recall                               2,645                -                             2,645
                                                                  ------------------------------------------------------------
                Total costs and expenses                            35,012            4,607            (590)           39,029
                                                                  ------------------------------------------------------------

Loss from operations                                                (4,016)          (4,207)            340            (7,883)

Interest and other income, net                                         137              113                               250

                                                                  ------------------------------------------------------------
Net loss                                                          $ (3,879)        $ (4,094)            340            (7,633)
                                                                  ============================================================

Basic and diluted net loss per share                              $  (0.31)        $  (1.05)                          $ (0.40)
                                                                  ============================================================

Weighted average shares used in computations                        12,439            3,896                            18,883

See accompanying notes to pro forma condensed combined financial statements.

Pro Forma Condensed Combined Statement of Operations

For the fiscal year ended January 2, 1999
(Unaudited)
(In thousands, except per share and share amounts)

                                                                  Historical     Historical      Pro Forma         Pro Forma
                                                                    VITEX          Pentose       Adjustments        Combined
                                                                    -----          -------      -----------        --------
Revenue                                                            $ 33,755       $    425            (250) (E)    $33,930

Cost and expenses:
      Cost of sales                                                  23,860              -                          23,860
      Research and development, net                                   7,507          3,336            (250) (E)      9,065
                                                                                                    (1,528) (F)
      Amortization of intangibles                                         -              -             357  (G)        357
      Selling, general and administrative                             6,951          1,163                           8,114
      Charge related to product recall                                2,202              -                           2,202
                                                                  ---------------------------------------------------------
                Total costs and expenses                             40,520          4,499          (1,421)         43,598
                                                                  ---------------------------------------------------------

Loss from operations                                                 (6,765)        (4,074)          1,171          (9,668)

Interest and other income, net                                          365            129                             494

                                                                  ---------------------------------------------------------
Net loss                                                           $ (6,400)      $ (3,945)          1,171          (9,174)
                                                                  =========================================================

Basic and diluted net loss per share                               $  (0.61)      $  (1.01)                        $ (0.54)
                                                                  =========================================================

Weighted average shares used in computations                         10,454          3,896                          16,898

See accompanying notes to pro forma condensed combined financial statements.

Notes to Pro Forma Condensed Combined Financial Statements

                                  (Unaudited)

                   (In thousands, except per share amounts)

(A) Estimated transaction expenses of $1,385 of VITEX associated with acquisition of Pentose including $815 in prepaid expenses and other current assets in VITEX's Balance sheet as of October 2, 1999.

(B) Reflects acquisition of Pentose in exchange for an estimated 6,444 shares of VITEX with a fair value of $6.14 per share based on the average of the closing price of VITEX's common stock before and after the announcement of the merger agreement with Pentose, less a discount of approximately $6,300 to reflect restrictions on the sale of 4,435 VITEX common shares issued. The estimated acquisition costs and preliminary purchase price allocation are summarized as follows assuming the acquisition had occurred on September 30, 1999:

      Fair value of VITEX shares issued in exchange for all outstanding shares of Pentose...............................................  $33,279
      Fair value of VITEX stock options issued in exchange for all
       outstanding stock options of Pentose............................    2,314
      Estimated transaction expenses...................................    1,385
      Pentose liabilities assumed......................................    1,400
                                                                         -------
      Estimated acquisition costs......................................  $38,378
                                                                         =======

    The estimated acquisition costs have been allocated as follows:

      Fair value of in-process research and development costs..........  $32,227
      Fair value of intangible assets--core developed
       technology and assembled work force.............................    4,151
      Fair value of other Pentose assets...............................    2,000
                                                                         -------
                                                                         $38,378
                                                                         =======

(C) Represents the elimination of Pentose's stockholders' equity accounts and the recording of the issuance of 6,444 shares of VITEX common stock and stock options with total estimated fair value of $35,593.

(D) Includes charge of $32,227 for acquired in-process research and development costs. The value of the purchased in-process research and development from the acquisition was determined by estimating the projected net cash flows related to products under development, based upon the future revenues to be earned upon commercialization of such products. The percentage of the cash flow allocated to purchased in-process research and development was based upon the estimated percentage complete for each of the projects. These cash flows were discounted back to their net present value. The resulting projected net cash flows from such projects were based on management's estimates of revenues and operating profits related to such projects. No tax benefit has been reflected in connection with this charge in recognition of the uncertainty that any such tax benefits will be realized by VITEX based on its history of operating losses since inception.

(E) Elimination of license fees paid by VITEX to Pentose totaling $250 in both the year ended January 2, 1999 and the three quarters ended October 2, 1999.

(F) Elimination of research and development costs associated with Pentose's Papirine technology that was spun off from Pentose to Pentose Development Corporation in June 1999 prior to the proposed merger with VITEX.

(G) Represents the amortization of intangible assets acquired on a straight-line basis computed as follows:

     * Core/developed technology, totaling $3,622, amortized over 15 years.

     * Assembled work force, totaling $529, amortized over five years.

(H) The pro forma weighted average number of shares outstanding is based on the weighted average shares outstanding of VITEX during the period adjusted to give effect to 6,444 shares assumed to be issued had the merger taken place as of January 1, 1998.

                         PENTOSE PHARMACEUTICALS, INC.
                         (A Development Stage Company)
                            Condensed Balance Sheet
                                  (Unaudited)

                                                             September 30,
                                                                 1999
                                                                 ----
ASSETS
Current assets:
    Cash and cash equivalents                                 $    921
    Due from Pentose Development Corporation                       275
    Prepaid expenses                                                78
    Other current assets                                            30
                                                              --------
         Total current assets                                    1,304
                                                              --------

Property and equipment, net                                        650
Long-term deposit                                                  106
                                                              --------
         Total assets                                         $  2,060
                                                              ========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
    Current portion of capital lease obligations              $    176
    Accounts payable                                               396
    Accrued expenses                                               407
                                                              --------
         Total current liabilities                                 979
                                                              --------
Long-term capital lease obligations, net of current portion        421
                                                              --------
         Total liabilities                                       1,400
                                                              --------
Commitments

Redeemable convertible preferred stock:
    Series A redeemable convertible preferred stock, $0.001
      par value - authorized - 4,500,000 shares; issued and
      outstanding - 4,500,00 shares (liquidation preference
      of $4,500,000)                                             4,500
    Series B redeemable convertible preferred stock, $0.001
      par value - authorized - 3,500,000 shares; issued and
      outstanding - 2,356,903 shares (stated at liquidation
      value)                                                     7,000
                                                              --------
         Total redeemable convertible preferred stock           11,500
                                                              --------
Stockholders' deficit:
    Common stock, $0.001 par value - authorized -
      12,000,000 shares; issued - 4,362,992 shares;
      outstanding - 3,896,367 shares                                 4
    Treasury stock, at cost - 466,625 shares                        (1)
    Deficit accumulated during the development stage           (10,843)
                                                              --------
         Total stockholders' deficit                           (10,840)
                                                              --------
         Total liabilities and stockholders' deficit          $  2,060
                                                              ========

                         PENTOSE PHARMACEUTICALS, INC.
                         (A Development Stage Company)
                      Condensed Statements of Operations
                                  (Unaudited)

                                                                               Cumulative Period
                                                                                 from Inception
                                                                                 (June 8, 1995)
                                                                                    through
                                              September 30,    September 30,     September 30,
                                                  1999             1998              1999
                                                  ----             ----              ----
Revenues                                       $     400          $     75        $      825
Operating expenses:
    Research and development                       3,584             2,186             8,404
    General and administrative                     1,381               686             3,583
                                               ---------          --------        ----------
       Total operating expenses                    4,965             2,872            11,987
                                               ---------          --------        ----------
Operating loss                                    (4,565)           (2,797)          (11,162)
Interest and other income, net                       113                72               402
                                               ---------          --------        ----------
Net loss                                       $  (4,452)         $ (2,725)       $  (10,760)
                                               =========          ========        ==========
Basic and diluted net loss per share           $   (1.14)         $  (0.70)
Basic and diluted weighted average
  common shares outstanding                        3,896             3,896


                         PENTOSE PHARMACEUTICALS, INC.
                         (A Development Stage Company)
                      Condensed Statements of Cash Flows
                                  (Unaudited)

                                                                                                                  Cumulative Period
                                                                                                                   from Inception
                                                                                                                   (June 8, 1995)
                                                                                                                       through
                                                                              September 30,     September 30,       September 30,
                                                                                  1999              1998                1999
                                                                              ------------      ------------      -----------------
Cash flows from operating activities:
   Net loss                                                                      $(4,452)          $(2,725)            $(10,761)
   Adjustments to reconcile net loss to net cash used in
      operating activities:
      Depreciation and amortization                                                  109                63                  259
      Conversion of interest payable to preferred stock                                -                 -                    7
      Changes in assets and liabilities:
         Due from Pentose Development Corporation                                   (275)                -                 (275)
         Prepaid expenses                                                            (36)               11                  (78)
         Other current assets                                                        (30)                -                  (30)
         Accounts payable                                                            284              (134)                 396
         Accrued expenses                                                            163               (37)                 407
                                                                                 -------           -------             --------
            Net cash used in operating activities                                 (4,237)           (2,822)             (10,075)
                                                                                 -------           -------             --------

Cash flows from investing activities:
   Sale of (investments in) marketable securities                                  3,793                 -                    -
   Long-term deposits                                                                 45                 -                 (106)
   Purchase of fixed assets                                                         (287)              (90)                (335)
                                                                                 -------           -------             --------
            Net cash provided by (used in) investing activities                    3,551               (90)                (441)
                                                                                 -------           -------             --------

Cash flows from financing activities:
   Proceeds from sale/leaseback of property and equipment                            222                51                  222
   Principal payments of capital lease obligations                                   (98)              (37)                (198)
   Proceeds from issuance of common stock and warrants                                 -                 -                    4
   Repurchase of common stock                                                          -                 -                   (1)
   Proceeds from promissory notes                                                      -                 -                  400
   Net proceeds from issuance of preferred stock                                       -             6,970               11,010
                                                                                 -------           -------             --------
            Net cash provided by financing activities                                124             6,984               11,437
                                                                                 -------           -------             --------

            Net (decrease) increase in cash and cash equivalents                    (562)            4,072                  921

Cash and cash equivalents, beginning of period                                     1,483             2,265                    -
                                                                                 -------           -------             --------
Cash and cash equivalents, end of period                                         $   921           $ 6,337             $    921
                                                                                 =======           =======             ========
Supplemental disclosure of cash flow information:
------------------------------------------------
Cash paid for interest                                                           $    45           $    35             $     96
                                                                                 =======           =======             ========

                         PENTOSE PHARMACEUTICALS, INC.
                         (A Development Stage Company)

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

1. Organization

Pentose Pharmaceuticals, Inc. (the Company or Pentose), a Delaware corporation, was incorporated on June 8, 1995. The Company is a development-stage enterprise engaged in the development and commercialization of novel small-molecule drugs for treatment of human vital disease and for the inactivation of viruses in blood-derived and biological products.

The Company is subject to risks common to companies in the industry including, but not limited to, development by the Company or its competitors of new technological innovations, uncertainty of product development and commercialization, lack of marketing and sales history, dependence on key personnel, protection of proprietary technology, the ability to raise additional financing and compliance with the Food and Drug Administration government regulations.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying balance sheet as of September 30, 1999, the statements of operations and cash flows for the nine months ended September 30, 1999 and 1998 and for the period from inception (June 8, 1995) to September 30, 1999 are unaudited and have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all material adjustments (consisting of normal recurring accruals) necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. For further information, refer to the Pentose financial statements and footnotes thereto included on pages F-28 and F-42 of the Joint Proxy Statement/Prospectus included in V.I. Technologies, Inc.'s (VITEX) registration statement on Form S-4 (333-87443).

Net Loss Per Share

Basic and diluted net loss per common share was determined by dividing net loss by the weighted average common shares outstanding during the period. Basic and diluted net loss per share are the same, as common stock issuable upon the exercise of outstanding common stock options and warrants and the conversion of redeemable convertible preferred stock would be antidilutive, since the Company has recorded a net loss for the periods presented.

3. Pentose Development Corporation

In April 1999, Pentose Development Corporation (PDC) was incorporated as a wholly owned subsidiary of the Company. In June 1999, the Company transferred its existing technology and know-how related to its Paperine program to PDC. Subsequent to this transfer, the Company distributed the stock of PDC to its shareholders based on their respective ownership interests. There was no accounting related to these transfers and the carrying value of the assets transferred was zero.

In addition, the Company and PDC have entered into a services agreement whereby the Company will perform research and other services on behalf of PDC for a fee. During the nine months ended September 30, 1999, the Company billed PDC approximately $275,000 for these services and has a receivable from PDC for this amount as of September 30, 1999.

4. Merger with VITEX

On November 12, 1999, the Company and VITEX consummated a merger agreement pursuant to which Pentose was merged with and into VITEX. The merger was structured as an all stock transaction. Pentose shareholders received shares of common stock of VITEX such that, post-merger, they own 34% of the outstanding shares of the combined company.